ERNST & YOUNG

Ernst & Young LLP
560 Mission Street
Suite 1600
San Francisco, California 94105
Tel: 415 894 8000
www.ey.com

August 26, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 25, 2009 of Merriman Curhan Ford Group, Inc. and are in agreement with the statements contained in paragraphs two and three therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst + Young LLP